UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 7, 2005

(Date of earliest event reported)

LABORATORY CORPORATION OF AMERICA HOLDINGS

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 7, 2005, Laboratory Corporation of America Holdings (the “Company”) entered into an Overnight Share Repurchase Agreement, dated December 7, 2005 (the “Agreement”), with Bank of America, N.A. (“Bank of America”), under which the Company will purchase approximately 4.8 million shares of its common stock from Bank of America. A copy of the Agreement is attached as Exhibit 10.1. The descriptions contained herein of the transactions contemplated by the Agreement are not complete and are qualified in their entirety by reference to the Agreement which is incorporated herein by reference. A copy of the press release announcing the Company’s plan to enter into the Agreement is attached to this report as Exhibit 99.1 and incorporated by reference herein.

The initial share price will be $52.04, resulting in a payment by the Company of $250 million, excluding the purchase price adjustment and the cost of the cap, each as described in the Agreement incorporated by reference herein. The Company will fund this payment with borrowings under its existing senior credit facility.

The Agreement is part of a total $500 million additional stock repurchase program authorized on December 7, 2005 by the Company’s Board of Directors. This authorization was announced on December 7, 2005 by a press release that is attached hereto as Exhibit 99.1 and incorporated by reference herein. The purpose of LabCorp’s additional stock repurchase program is consistent with its goal of making investments of the company’s cash resources that enhance shareholder value. Any purchases under this stock repurchase program may be made from time to time in the open market or in privately negotiated transactions and may be initiated and discontinued at any time.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.

10.1	Overnight Share Repurchase Agreement, dated December 7, 2005, between Laboratory Corporation of America Holdings and Bank of America, N.A.

99.1	Press Release, dated December 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Laboratory Corporation of America Holdings (Registrant)

Date: December 7, 2005	By: /s/Bradford T. Smith
Bradford T. Smith, Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit No.

10.1	Overnight Share Repurchase Agreement, dated December 7, 2005, between Laboratory Corporation of America Holdings and Bank of America, N.A.

99.1	Press Release, dated December 7, 2005.